Exhibit 99.1
Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08 Bermuda
archgroup.com
PRESS RELEASE
ARCH CAPITAL GROUP LTD.
ANNOUNCES $2,000,000,000 PUBLIC OFFERING OF SENIOR NOTES

PEMBROKE, BERMUDA — June 2, 2026 — Arch Capital Group Ltd. (NASDAQ: ACGL) (“Arch” or the “Company”) announced today the pricing of its offering of $600,000,000 aggregate principal amount of 5.250% senior notes due 2036 (the “2036 Notes”) and $1,400,000,000 aggregate principal amount of 5.950% senior notes due 2056 (the “2056 Notes” and, together with the 2036 Notes, the “Notes”). The Company intends to use the net proceeds of this offering (i) to redeem, repurchase, repay or otherwise retire the outstanding $500,000,000 aggregate principal amount of 4.011% Senior Notes due 2026 issued by Arch Capital Finance LLC (“Arch Finance”), (ii) to pay the tender price of the previously announced tender offers through its wholly-owned subsidiaries, Arch Capital Group (U.S.) Inc. (“Arch Capital Group”) and Arch Finance for Arch Capital Group’s 5.144% Senior Notes due 2043 (the “2043 Notes”) and Arch Finance’s 5.031% Senior Notes due 2046 (the “2046 Notes”, and together with the 2043 Notes, the “Tender Offer Notes”), and (iii) the balance, if any, for general corporate purposes. The offering is expected to close on June 9, 2026, subject to the satisfaction of customary closing conditions.

The offering is being led by Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Lloyds Securities Inc., as active joint book-running managers.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, including the Notes and Tender Offer Notes, in any jurisdiction in which the offer, solicitation or sale is not permitted. The offering is being made pursuant to the Company’s effective shelf registration statement previously filed with the Securities and Exchange Commission. This offering may be made only by means of a prospectus, including a preliminary prospectus supplement, forming a part of the effective registration statement.

You may obtain a copy of the preliminary prospectus supplement, the final prospectus supplement, when available, and accompanying prospectus from the Securities and Exchange Commission at www.sec.gov. Alternatively, the underwriters may arrange to send you these documents if you request them by contacting Wells Fargo Securities, LLC toll-free at 1-800-645-3751 or by email at wfscustomerservice@wellsfargo.com; BofA Securities, Inc. toll-free at 1-800-294-1322 or by email at dg.prospectus_requests@bofa.com; J.P. Morgan Securities LLC collect at 1-212-834-4533; or Lloyds Securities Inc. at 1-212-930-8956 or by email at NALSIBondSyndicate@lbusa.com.

About Arch Capital Group Ltd.

Arch Capital Group Ltd. (Nasdaq: ACGL) is a publicly listed Bermuda exempted company with approximately $26.9 billion in capital at March 31, 2026. Arch, which is part of the S&P 500 Index, provides insurance, reinsurance and mortgage insurance on a worldwide basis through its wholly owned subsidiaries.

Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward−looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward−looking statements, which reflect the Company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward−looking statements.
Forward−looking statements can generally be identified by the use of forward−looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. Forward−looking statements involve the Company’s current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and the Company’s ability to maintain and improve its ratings; investment performance; the loss of key personnel; the adequacy of the Company’s loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events, including the effect of contagious diseases on our business; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; statutory or regulatory developments, including as to tax matters and insurance and other regulatory matters; ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses the Company has acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to the Company of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to the Company; an incident, disruption in operations or other cyber event caused by cyber attacks, the use of artificial intelligence technologies or other technology on the Company’s systems or those of the Company’s business partners and service providers, which could negatively impact the Company’s business and/or expose the Company to litigation; and the other matters set forth under ITEM 1A “Risk Factors”, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of our 2025 10-K, as well as the other factors set forth in our other documents on file with the SEC, and management’s response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward−looking statements attributable to us or persons acting on the Company’s behalf are expressly qualified in their entirety by these cautionary statements. The Company’s forward-looking statements speak only as of the date of this press release or as of the date they are made, and the Company undertakes no obligation to publicly update or revise any forward−looking statement, whether as a result of new information, future events or otherwise.
###

Source:	Arch Capital Group Ltd.
arch-corporate

Media Contact:	Greg Hare — ghare@archgroup.com
2